Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
October 23, 2012		or
Mark A. Wendel,
EVP, Chief Financial Officer 703-584-3400

CARDINAL ANNOUNCES RECORD THIRD QUARTER EARNINGS; ASSETS EXCEED $3.0 BILLION; LOAN QUALITY REMAINS STRONG

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced quarterly earnings of $14.5 million, or $0.48 per diluted share, for the period ended September 30, 2012.  This is a 68% increase over earnings of $8.6 million, or $0.29 per diluted share, from the third quarter of last year.  On a year-to-date basis, earnings were $32.3 million, or $1.07 per diluted share through September 30, 2012, versus $19.8 million, or $0.66 per diluted share, in 2011.

Selected Earnings Highlights

•                  At September 30, 2012, total assets of the Company exceeded $3.0 billion, an increase of 18% from total assets of $2.6 billion at September 30, 2011.

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.30% of total assets, and annualized net loan charge offs were 0.43% of average loans outstanding.  The Company had no real estate owned at September 30, 2012, and only $306,000 loans receivable past due 90 days or more.

•                  Loans held for investment grew 14% to $1.72 billion at September 30, 2012, from $1.52 billion at September 30, 2011.

•                  Total deposits grew to $2.2 billion, an increase of 21% compared to September 30, 2011.  Demand deposit account balances increased 26% year over year.

•                  The results of mortgage banking operations were again exceptional, contributing net income of approximately $7.0 million for the current quarter as the Company was positively impacted by mortgage rates remaining near record lows, leading to a continuation of strong refinance activity and an increase in local home buying.

•                  The Company’s tax equivalent net interest margin increased to 3.62% for the current quarter, an increase from 3.57% for the previous quarter.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 8.84%.

Income Statement Review

Net Interest Income

Compared to the year ago quarter, net interest income for the third quarter of 2012 increased 18% to $23.7 million from $20.1 million.  Tax equivalent net interest margin for the three months ended September 30, 2012 decreased to 3.62% from 3.86% a year ago and increased from 3.57% for the second quarter of 2012.  Comparing the current quarter to the second quarter of 2012, average loan balances increased $42 million, the average loan yield decreased 0.03%, and the average yield on all earning assets decreased 0.02%.  During this same period, the average costs of interest-bearing liabilities decreased 0.11% primarily due to a mid-second quarter general reduction in deposit pricing.

Provision for Loan Losses

The allowance for loan losses was 1.53% of loans outstanding at September 30, 2012 compared to 1.60% at September 30, 2011.  The provision for loan losses was $1.5 million for the current quarter versus $2.9 million for the third quarter of last year.  The Company’s nonperforming loans stood at 0.30% of total assets at September 30, 2012 compared to 0.43% at June 30, 2012 and 0.43% at September 30, 2011.  Year-to-date 2012 net loan charge-offs totaled 0.43% of average loans outstanding compared to 0.44% for the nine months of 2011.  There were $306,000 loans receivable past due 90 days or more and early stage loan delinquencies at 30-89 days past due at September 30, 2012 totaled $233,000.

Non-Interest Income

Commercial Banking:  Non-interest income was $1.1 million for the current quarter compared to $1.3 million, which included $409,000 of gains on securities, for the year ago quarter ended September 30, 2011. For the nine months ended September 30, 2012 and 2011, non-interest income was $2.5 million and $3.8 million, respectively.  The 2011 period included $1.3 million of gains on securities.  For the three month comparable periods, deposit fees and loan fees increased $33,000 and $108,000, respectively.  For the nine month comparable periods, deposit and loan fees increased $104,000 and $419,000, respectively.

Mortgage Banking:  Mortgage banking activities continued to be exceptional.  Gains on sales of mortgage loans totaled $18.6 million for the third quarter of 2012, which consisted of realized gains of $9.0 million and unrealized gains of $9.6 million resulting from its locked commitments and closings.  This compares to $11.3 million for the year ago quarter of 2011, which included realized gains of $3.0 million and unrealized gains of $8.3 million.  For the period ended September 30, 2012, gains on sales of mortgage loans totaled $39.0 million, comprised of $21.0 million in realized gains and $18.0 million in unrealized gains.  For year-to-date 2011, gains on sales of mortgage loans totaled $18.7 million which included realized gains of $8.0 million and unrealized gains of $10.7 million.  For the current quarter and year to date 2012, the Company closed $1.9 billion and $4.7 billion, respectively, of loans for itself and on behalf of its managed mortgage company affiliates.  This compares to $1.2 billion and $2.4 billion during the same time periods last year.  Refinance activity represented approximately 64% of the originations during the third quarter of 2012.  Title insurance and other income increased $310,000 and $808,000 for the three and nine months ended September 30, 2012 compared to the same periods of 2011.  Managed mortgage company affiliate fee income decreased $213,000 and increased $696,000 for the three and nine months ended 2012 over the year ago three and nine month periods.  Within the past six months, the Company discontinued two managed company relationships.

Non-Interest Expense

Commercial Banking:  Non-interest expense was $10.5 million for the current quarter compared to $12.7 million, which includes a loss of $1.8 million from FHLB Advance extinguishment, for the year ago quarter ended September 30, 2011.  Certain other expenses in the commercial banking segment have declined as a result of the realignment of direct and indirect corporate overhead expenses toward our mortgage banking segment as this activity has substantially increased.  For the nine month periods ended September 30, 2012 and 2011, non-interest expense in the commercial banking segment was $32.3 million and $32.6 million, respectively.

Mortgage Banking:  For the three months ended September 30, 2012, non-interest expense increased to $10.2 million compared to $4.8 million for the quarter ended September 30, 2011. For the respective nine month periods ended September 30, 2012 and 2011, non-interest expense was $23.8 million and $11.9 million, representing an increase of $11.9 million.  The increase in non-interest expense for the periods presented is attributable to the expansion of the Company’s mortgage operations that began during 2011.  Specifically, the mortgage banking segment increased to 358 employees at September 30, 2012 up from 219 a year ago.  This includes over 50 new loan officers that contributed to the dramatic increase in production. During this period, eight new locations have been opened to house these new mortgage lenders and their staff.  The Company now has 16 mortgage banking offices.

Review of Balance Sheet

At September 30, 2012, total assets of the Company were $3.0 billion, an increase of 18% from total assets of $2.6 billion at September 30, 2011. Loans held for investment grew 14% to $1.72 billion at September 30, 2012, from $1.52 billion at September 30, 2011.  During this period, the Bank’s investment portfolio decreased slightly to $302 million compared to $348 million a year ago. Loans held for sale increased to $802 million compared to $553 million at September 30, 2011.

The Bank’s asset growth was primarily funded by a 21% increase in deposits, which grew $383 million and totaled $2.18 billion at September 30, 2012 compared to $1.80 billion a year earlier.  Of this growth, over $175 million resulted from the “First Choice” checking campaign.  The Company also added over $100 million in traditional, longer term brokered CDs to establish permanent funding for growth in loans held for investment.  Demand deposit account balances increased 26% year over year, or approximately $69 million, reflecting the Bank’s continued focus on generating core deposit growth.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce another excellent quarter for Cardinal with strong balance sheet growth and earnings.  The total assets of our Company now exceed $3.0 billion as our mortgage banking production continued to be exemplary. Loan losses remained minimal as we maintain our ‘conservative on risk’ philosophy.

We are also excited about the planned opening of a new banking center office in the Georgetown district of Washington DC early next year, and we are pleased to announce that Robert R. Giraldi has joined Cardinal as Senior Vice President and Market Executive, where he will focus on recruiting business development officers and expanding Cardinal’s penetration into Montgomery County and the District of Columbia.  Moving forward, our Company will continue to concentrate on gaining market share in all of our markets and increasing franchise value for shareholders.  We remain committed to building a great financial services company for our employees, clients, shareholders and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.01 billion at September 30, 2012, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal

Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with 16 offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

September 30, 2012, December 31, 2011 and September 30, 2011

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30, 2012	December 31, 2011	September 30, 2011	Current Year	Year Over Year
Cash and due from banks	$14,263	$16,745	$17,049	-14.8%	-16.3%
Federal funds sold	59,265	20,394	18,841	190.6%	214.6%

Investment securities available-for-sale	287,651	295,560	332,325	-2.7%	-13.4%
Investment securities held-to-maturity	11,682	12,918	13,518	-9.6%	-13.6%
Investment securities — trading	2,890	2,065	2,145	40.0%	34.7%
Total investment securities	302,223	310,543	347,988	-2.7%	-13.2%

Other investments	14,310	17,120	16,451	-16.4%	-13.0%
Loans held for sale	801,953	529,500	552,838	51.5%	45.1%

Loans receivable, net of fees	1,723,324	1,631,882	1,515,286	5.6%	13.7%
Allowance for loan losses	(26,369)	(26,159)	(24,212)	0.8%	8.9%
Loans receivable, net	1,696,955	1,605,723	1,491,074	5.7%	13.8%

Premises and equipment, net	19,136	19,302	18,905	-0.9%	1.2%
Goodwill and intangibles, net	10,342	10,490	10,540	-1.4%	-1.9%
Bank-owned life insurance	35,661	35,154	34,961	1.4%	2.0%
Prepaid FDIC insurance premiums	2,481	3,350	3,627	-25.9%	-31.6%
Other real estate owned	—	3,046	3,957	-100.0%	-100.0%
Other assets	55,097	31,349	38,251	75.8%	44.0%

TOTAL ASSETS	$3,011,686	$2,602,716	$2,554,482	15.7%	17.9%

Non-interest bearing deposits	$333,904	$263,752	$264,857	26.6%	26.1%
Interest bearing deposits	1,845,059	1,511,508	1,531,522	22.1%	20.5%
Total deposits	2,178,963	1,775,260	1,796,379	22.7%	21.3%

Other borrowed funds	395,751	510,385	419,546	-22.5%	-5.7%
Mortgage funding checks	83,847	25,989	43,357	222.6%	93.4%
Escrow liabilities	7,295	4,095	4,968	78.1%	46.8%
Other liabilities	56,281	29,170	40,113	92.9%	40.3%

Shareholders’ equity	289,549	257,817	250,119	12.3%	15.8%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,011,686	$2,602,716	$2,554,482	15.7%	17.9%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Nine Months Ended September 30, 2012 and 2011

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
Net interest income	$23,658	$20,099	17.7%	$66,837	$56,423	18.5%
Provision for loan losses	(1,500)	(2,885)	-48.0%	(5,623)	(4,745)	18.5%
Net interest income after provision for loan losses	22,158	17,214	28.7%	61,214	51,678	18.5%

Service charges on deposit accounts	494	461	7.2%	1,411	1,307	8.0%
Loan fees	417	309	35.0%	1,241	822	51.0%
Title insurance & other income	750	440	70.5%	1,714	906	89.2%
Investment fee income	655	643	1.9%	1,916	1,902	0.7%
Realized and unrealized gains on mortgage banking activities	18,605	11,343	64.0%	38,999	18,735	108.2%
Management fee income	943	1,156	-18.4%	2,834	2,138	32.6%
Income from bank owned life insurance	164	216	-24.1%	507	603	-15.9%
Net realized gains on investment securities	—	409	-100.0%	158	1,286	-87.7%
Gain (loss) on sale of real estate	140	—	100.0%	(333)	—	-100.0%
Other non-interest income (loss)	4	6	-33.3%	(32)	4	-900.0%
Total non-interest income	22,172	14,983	48.0%	48,415	27,703	74.8%

Net interest income and non-interest income	44,330	32,197	37.7%	109,629	79,381	38.1%

Salaries and benefits	12,121	8,418	44.0%	32,504	22,970	41.5%
Occupancy	1,814	1,543	17.6%	5,274	4,430	19.1%
Depreciation	704	761	-7.5%	1,948	1,978	-1.5%
Data processing & communications	1,140	1,039	9.7%	3,337	2,882	15.8%
Professional fees	1,094	1,467	-25.4%	2,665	2,946	-9.5%
FDIC insurance assessment	327	(166)	-297.0%	980	1,078	-9.1%
Mortgage loan repurchases and settlements	172	170	1.2%	472	670	-29.6%
Loss on extinguishment of debt	—	1,822	-100.0%	—	2,271	-100.0%
Other operating expense	4,915	3,875	26.8%	13,557	10,128	33.9%
Total non-interest expense	22,287	18,929	17.7%	60,737	49,353	23.1%
Income before income taxes	22,043	13,268	66.1%	48,892	30,028	62.8%
Provision for income taxes	7,591	4,643	63.5%	16,636	10,277	61.9%
NET INCOME	$14,452	$8,625	67.6%	$32,256	$19,751	63.3%

Earnings per common share - basic	$0.49	$0.29	66.0%	$1.09	$0.67	61.8%
Earnings per common share - diluted	$0.48	$0.29	65.5%	$1.07	$0.66	61.9%
Weighted-average common shares outstanding - basic	29,675,788	29,403,304	0.9%	29,634,069	29,359,365	0.9%
Weighted-average common shares outstanding - diluted	30,237,755	29,871,668	1.2%	30,107,895	29,847,607	0.9%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Income Statements:
Interest income	$29,838	$26,047	$85,089	$74,349
Interest expense	6,180	5,948	18,252	17,926
Net interest income	23,658	20,099	66,837	56,423
Provision for loan losses	1,500	2,885	5,623	4,745
Net interest income after provision for loan losses	22,158	17,214	61,214	51,678
Non-interest income	22,172	14,983	48,415	27,703
Non-interest expense	22,287	18,929	60,737	49,353
Income before income taxes	22,043	13,268	48,892	30,028
Provision for income taxes	7,591	4,643	16,636	10,277
Net income	$14,452	$8,625	$32,256	$19,751

Per Common Share Data:
Basic net income	$0.49	$0.29	$1.09	$0.67
Fully diluted net income	0.48	0.29	1.07	0.66
Book value	9.89	8.65	9.89	8.65
Tangible book value (1)	9.54	8.28	9.54	8.28
Common shares outstanding			29,272	28,932

Performance Ratios:
Return on average assets	2.08%	1.56%	1.65%	1.25%
Return on average equity	20.09%	14.03%	15.58%	11.13%
Net interest margin (2)	3.62%	3.86%	3.63%	3.79%
Efficiency ratio (3)	48.63%	53.96%	52.70%	58.67%
Non-interest income to average assets	3.20%	2.71%	2.48%	1.75%
Non-interest expense to average assets	3.21%	3.42%	3.11%	3.12%

Mortgage Banking Select Data:
$ of loans closed - George Mason Mortgage	$1,196,093	$619,224	$2,834,158	$1,215,357
$ of loans closed - Managed Mortgage Company Affiliates	664,849	575,712	1,833,127	1,174,581
Total	1,860,942	1,194,936	4,667,285	2,389,938

# of loans closed - George Mason Mortgage	3,531	1,647	8,390	3,411
# of loans closed - Managed Mortgage Company Affiliates	1,732	1,408	4,834	3,006
Total	5,263	3,055	13,224	6,417

Refi % of loans closed - George Mason Mortgage	64%	58%	62%	46%
Refi % of loans closed - Managed Mortgage Company Affiliates	64%	50%	59%	36%
Total	64%	54%	61%	41%

$ of loan applications - George Mason Mortgage	$1,569,500	$1,049,000	$3,878,000	$1,935,300
$ of loan applications - Managed Mortgage Company Affiliates	742,500	891,800	2,169,200	1,868,200
Total	2,312,000	1,940,800	6,047,200	3,803,500

Locked Pipeline at period end - George Mason Mortgage			$593,000	$390,000

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.43%	0.44%
Total nonaccrual loans			$8,845	$10,797
Real estate owned			$—	$3,957
Nonperforming loans to loans receivable, net of fees			0.53%	0.73%
Nonperforming loans to total assets			0.30%	0.43%
Nonperforming assets to total assets			0.30%	0.59%
Total loans receivable past due 30 to 89 days			$233	$63
Total loans receivable past due 90 days or more			$306	$208
Allowance for loan losses to loans receivable, net of fees			1.53%	1.60%
Allowance for loan losses to nonperforming loans			288.15%	220.01%

Capital Ratios:
Tier 1 risk-based capital			11.71%	11.51%
Total risk-based capital			12.82%	12.67%
Leverage capital ratio			10.20%	11.03%

(1)         Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

(2)         Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35% for 2012 and 2011.

(3)         Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2012 and 2011

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2012		September 30, 2011		September 30, 2012		September 30, 2011
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$218,233	4.27%	$210,912	4.34%	$231,389	4.17%	$195,482	4.43%
Real estate - commercial	752,653	5.39%	674,589	5.91%	745,099	5.45%	648,786	5.97%
Real estate - construction	364,238	5.30%	249,600	5.63%	330,372	5.32%	245,370	5.52%
Real estate - residential	259,782	4.62%	222,814	4.90%	245,051	4.83%	216,742	5.06%
Home equity lines	119,554	3.67%	122,350	3.71%	120,284	3.71%	122,337	3.71%
Consumer	4,089	4.86%	3,127	5.58%	3,361	5.16%	3,103	5.34%
Total loans	1,718,549	5.00%	1,483,392	5.33%	1,675,556	5.03%	1,431,820	5.36%

Loans held for sale	571,715	3.88%	242,309	4.71%	438,898	4.01%	172,927	4.66%
Investment securities - available-for-sale (1)	270,450	4.27%	319,890	4.40%	269,037	4.37%	328,911	4.40%
Investment securities - held-to-maturity	11,972	2.43%	14,626	2.50%	12,373	2.55%	17,090	2.76%
Other investments	14,166	1.68%	15,714	0.76%	15,646	1.45%	15,721	0.78%
Federal funds sold (1)	52,519	0.23%	28,382	0.22%	66,626	0.24%	41,752	0.23%
Total interest-earning assets	2,639,371	4.56%	2,104,313	4.99%	2,478,136	4.61%	2,008,221	4.98%

Non-interest earning assets:
Cash and due from banks	14,172		14,607		15,444		14,513
Premises and equipment, net	19,275		18,197		18,738		17,487
Goodwill and intangibles, net	10,368		10,571		10,420		10,618
Accrued interest and other assets	117,522		89,665		106,809		84,028
Allowance for loan losses	(27,300)		(24,148)		(27,085)		(24,485)

TOTAL ASSETS	$2,773,408		$2,213,205		$2,602,462		$2,110,382

Interest-bearing liabilities:
Interest checking	$319,617	1.07%	$137,063	0.19%	$265,287	0.96%	$134,838	0.19%
Money markets	380,531	0.31%	169,717	0.41%	281,045	0.35%	162,009	0.41%
Statement savings	221,549	0.26%	231,963	0.36%	218,657	0.31%	242,824	0.36%
Certificates of deposit	870,470	1.20%	781,319	1.48%	883,548	1.23%	698,683	1.68%
Total interest-bearing deposits	1,792,167	0.87%	1,320,062	1.01%	1,648,537	0.92%	1,238,354	1.09%

Other borrowed funds	296,515	3.01%	357,759	2.86%	318,350	2.91%	363,901	2.87%
Total interest-bearing liabilities	2,088,682	1.18%	1,677,821	1.41%	1,966,887	1.24%	1,602,255	1.50%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	347,346		261,911		320,242		245,915
Other liabilities	49,567		27,505		39,293		25,539

Shareholders’ equity	287,813		245,968		276,040		236,673

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,773,408		$2,213,205		$2,602,462		$2,110,382

NET INTEREST MARGIN (1)		3.62%		3.86%		3.63%		3.79%

(1)     The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2012 and 2011.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Nine Months Ended September 30, 2012 and 2011

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended September 30, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$23,196	$672	$—	$(210)	$—	$23,658
Provision for loan losses	1,500	—	—	—	—	1,500
Non-interest income	1,129	20,406	655	5	(23)	22,172
Non-interest expense	10,511	10,231	727	841	(23)	22,287
Provision for income taxes	4,103	3,879	(24)	(367)	—	7,591
Net income (loss)	$8,211	$6,968	$(48)	$(679)	$—	$14,452

Average Assets	$2,765,709	$582,677	$542	$285,308	$(860,828)	$2,773,408

At and for the Three Months Ended September 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$19,592	$711	$—	$(204)	$—	$20,099
Provision for loan losses	2,885	—	—	—	—	2,885
Non-interest income	1,315	13,037	643	2	(14)	14,983
Non-interest expense	12,748	4,819	620	756	(14)	18,929
Provision for income taxes	1,783	3,192	3	(335)	—	4,643
Net income (loss)	$3,491	$5,737	$20	$(623)	$—	$8,625

Average Assets	$2,218,271	$255,336	$586	$251,782	$(512,770)	$2,213,205

At and for the Nine Months Ended September 30, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$65,552	$1,912	$—	$(627)	$—	$66,837
Provision for loan losses	5,365	258	—	—	—	5,623
Non-interest income	2,472	43,893	1,917	172	(39)	48,415
Non-interest expense	32,271	23,824	1,980	2,701	(39)	60,737
Provision for income taxes	9,996	7,768	(23)	(1,105)	—	16,636
Net income (loss)	$20,392	$13,955	$(40)	$(2,051)	$—	$32,256

Average Assets	$2,605,355	$442,198	$557	$284,067	$(729,715)	$2,602,462

At and for the Nine Months Ended September 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$55,320	$1,712	$—	$(609)	$—	$56,423
Provision for loan losses	4,745	—	—	—	—	4,745
Non-interest income	3,841	21,947	1,902	61	(48)	27,703
Non-interest expense	32,552	11,895	2,083	2,871	(48)	49,353
Provision for income taxes	7,313	4,203	(68)	(1,171)	—	10,277
Net income (loss)	$14,551	$7,561	$(113)	$(2,248)	$—	$19,751

Average Assets	$2,105,281	$176,547	$588	$252,023	$(424,057)	$2,110,382